Exhibit 99.1

MEDIA CONTACT
 Shawn Paul Wood
 (972) 499-6614
Shawn.Wood@hck2.com

FOR IMMEDIATE RELEASE
June 23, 2011

Mannatech Restructures its U.S.-based Work Force
Health and wellness innovator realigns departments and resources with domestic market demand

(COPPELL, Texas) – Mannatech, Incorporated (NASDAQ: MTEX), the leading innovator and provider of nutritional supplements and skin care products based on Real Food Technology® solutions, has announced a restructuring of its U.S. operations, which impacts 64 employees across various departments.

The strategic move also eliminates 34 other open positions and redistributes critical responsibilities to existing teams within Mannatech U.S. headquarters.

“Persistent challenges in the economy have forced many companies to take decisive measures toward keeping expenses in line with revenues,” said Dr. Robert Sinnott, co-CEO and chief science officer of Mannatech. “We regret this difficult decision for those who will no longer be part of our team.  For several months, our senior management team has honed a plan to reposition Mannatech in the marketplace, rebuild profitability and thereby create enduring shareholder value.”

Mannatech’s Board of Directors and Executives believe this action was necessary in order to maintain focus on critical business objectives in 2011 and beyond, while also taking strong steps to restore profitability and generate positive cash flow. The move will produce a more effective and resourceful organization while the company improves domestic sales and drives international growth.

“This restructuring has been carefully planned and will provide Mannatech more than $12 million in savings on an annualized basis,” said Steve Fenstermacher, co-CEO and chief financial officer of Mannatech. “The cost savings include significant operating expense reductions across virtually every functional area of the company.  Mannatech plans to take a reserve of approximately $700,000 in the second quarter related to severances and restructuring costs.”

Following this restructuring, Mannatech has 273 U.S. employees and an additional 152 employees abroad who serve 21 countries worldwide. Collectively, these employees serve an Associate base of almost 400,000 independent sales representatives.

For more information, visit Mannatech.com.
About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. Mannatech is dedicated to its platform of Social Entrepreneurship based on the foundation of promoting, aiding and optimizing nutrition where it is needed most around the world. Mannatech’s proprietary products are available through independent sales Associates around the globe including the United States, United Kingdom, Canada, South Africa, Australia, New Zealand, Austria, Denmark, Germany, Norway, Sweden, the Netherlands, the United Kingdom, Japan, Taiwan, Singapore, Estonia, Finland, the Republic of Ireland, Czech Republic, the Republic of Korea and Mexico. For more information, visit Mannatech.com.

Please note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain Associates and Members, increases in competition, litigation, regulatory changes and its planned growth into new international markets. Although Mannatech believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.